ETERNAL ENERGY CORP. ANNOUNCES COMMENCEMENT OF FINAL STEPS IN ITS MERGER WITH AMERICAN EAGLE ENERGY INC.

Littleton, Colorado; November 21, 2011 – Eternal Energy Corp. (OTCBB: EERG; the “Company” or “EERG”) is pleased to announce the commencement of the final steps in its merger with American Eagle Energy Inc. (“AMZG”).  AMZG’s stockholders have approved the merger and the Securities and Exchange Commission has declared the Company’s Registration Statement effective.  The Company currently anticipates that the merger will close by early December following final regulatory filings.

At the closing of the merger, AMZG’s stockholders will receive approximately 3.641 shares of the Company’s common stock for each share of AMZG common stock that they own on November 28, 2011.  As of the closing, the combined company will have approximately 45,560,000 shares outstanding.

“We are delighted that our merger with American Eagle is nearing its completion.  This process has been carefully executed since the merger was first proposed.  We look forward to combining our collective Bakken and Three Forks prospects in North Dakota (Spyglass) and in Saskatchewan (Hardy) and significant acreage positions in the Alberta Bakken play and elsewhere and growing the combined operations in an ever more meaningful fashion,” stated Brad Colby, EERG’s Chief Executive Officer and President.  “We believe that this merger of our production and our acreage, along with the strengths of our two management teams, should provide significant depth and growth opportunities for the combined company that will significantly increase stockholder value for all of our stockholders.”

When the merger closes, Richard Findley will serve as Chairman of the Board; Bradley M. Colby, as President, Chief Executive Officer, Treasurer, and Director; Thomas Lantz, as Chief Operating Officer; Paul E. Rumler, as Director and Secretary; John Anderson, as Director; and Sean Mitchell, as Director of the combined company.

Upon the closing of the merger, the combined company will complete a 1-for-4.5 reverse stock split to reduce the number of outstanding shares of common stock to approximately 45,560,000 and will change its name to “American Eagle Energy Corporation.”  At that time, the ratio of stockholdings between the companies, exclusive of any presently outstanding options, will be approximately 80% for the legacy AMZG stockholders and approximately 20% for Eternal Energy’s legacy stockholders.

The combined company’s new CUSIP number for its common stock will be 02554F102.  FINRA will issue a trading symbol for the combined company’s common stock.

About Eternal Energy Corp.:
Eternal Energy Corp. is an oil and gas company engaged in the exploration of petroleum and natural gas.  The Company was incorporated in Nevada on July 25, 2003 to engage in the acquisition, exploration, and development of natural resource properties.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  Certain information included in this press release contains statements that are forward-looking, such as statements relating to the future anticipated direction of the Company, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth, potential contracts, and/or aspects of litigation.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, Eternal Energy Corp.  These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.  Persons are encouraged to read our Annual Report on Form 10-K for the year ended December 31, 2010, our Quarterly-Report on Form 10-Q for the nine-month period ended September 30, 2011, and our other documents subsequently filed with the Securities and Exchange Commission for meaningful cautionary language in respect of forward-looking statements in this press release.  Interested persons are able to obtain free copies of filings containing information about the Company at the Securities and Exchange Commission’s internet site (http://www.sec.gov).  The Company assumes no obligation to update any of these forward-looking statements.

CONTACT:	Randolf W. Katz Baker & Hostetler LLP 714-966-8807